                                                             Exhibit 99.23(f)(1)

                                  NATIONS FUNDS

                         DEFERRED COMPENSATION PLAN FOR

                           ELIGIBLE DIRECTORS/TRUSTEES

          The open-end investment companies advised by Bank of America, N.A. or its affiliates (the "Nations Funds") have adopted THE NATIONS FUNDS DEFERRED COMPENSATION PLAN FOR ELIGIBLE DIRECTORS/TRUSTEES (the "Plan") for the benefit of each of the directors and trustees of each of the Nations Funds who is not an employee of any of the Nations Funds, or their distributor, administrator or adviser, or any of their affiliates. The terms and conditions of the Plan are set forth in the form of Deferred Compensation Agreement attached hereto, which each of the Nations Funds is authorized to enter into with each eligible director or trustee desiring to participate in the Plan.

Adopted as of January 26, 1995 by:
          Nations Fund, Inc.
          Nations Fund Trust
          The Capitol Mutual Funds (d/b/a Nations Reserves)

Amended as of July 13, 1995 by:
          Nations Fund, Inc.
          Nations Fund Trust
          Nations Reserves

Adopted as of August 6, 1997 by:
          Nations Separate Account Trust

Adopted as of February 24, 1999 by:
          Nations Master Investment Trust

Adopted as of December 9, 1999 by:
          Nations Funds Trust

Amended as of February 28, 2002 by:
          Nations Fund Trust
          Nations Fund, Inc.
          The Capitol Mutual Funds (d/b/a Nations Reserves)
          Nations Separate Account Trust
          Nations Master Investment Trust
          Nations Funds Trust

                                  NATIONS FUNDS

                         DEFERRED COMPENSATION AGREEMENT
                         -------------------------------

          AGREEMENT, made on this      day of           , 2002, by and between
                                  ----        ----------
the registered open-end investment companies listed on Appendix A hereto (the
"Funds"), and                  (the "Director") residing at
              ----------------
                                           .
-------------------------------------------

          WHEREAS, the Director is serving as a director/trustee of the Funds for which he is entitled to receive directors' fees; and

          WHEREAS, the Funds and the Director desire to enter into an agreement or amend an existing agreement whereby the Funds provide to the Director a vehicle under which the Director can defer receipt of directors' fees payable by the Funds;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Funds and the Director hereby agree as follows:

1.   DEFINITION OF TERMS AND CONDITIONS
     ----------------------------------

     1.1 Definitions. Unless a different meaning is plainly implied by the
         -----------
context, the following terms as used in this Agreement shall have the following meanings:

          (a) "Beneficiary" shall mean such person or persons designated
               -----------
pursuant to Section 4.4 hereof to receive benefits after the death of the Director.

          (b) "Board of Directors" shall mean one or more of the Boards of
               ------------------
Directors of the Funds, as the context requires.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended
               ----
from time to time, or any successor statute.

          (d) "Compensation" shall mean the amount of directors' fees paid by
               ------------
the Funds to the Director during a Deferral Year prior to reduction for Compensation Deferrals made under this Agreement.

          (e) "Compensation Deferral" shall mean the amount or amounts of the
               ---------------------
Director's Compensation deferred under the provisions of Section 3 of this Agreement.

          (f) "Deferral Account" shall mean the account maintained to reflect
               ----------------
the Director's Compensation Deferrals made pursuant to Section 3 hereof and any other credits or debits thereto.

          (g) "Deferral Year" shall mean each calendar year during which the
               -------------
Director makes, or is entitled to make, Compensation Deferrals under Section 3 hereof.

          (h) "Valuation Date" shall mean the last business day of each calendar
               --------------
year and any other day upon which the Funds make a valuation of the Deferred Account.

     1.2 Plurals and Gender. Where appearing in this Agreement the singular
         ------------------
shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

     1.3 Directors and Trustees. Where appearing in this Agreement, "Director"
         ----------------------
shall also refer to "Trustee" and "Board of Directors" shall also refer to "Board of Trustees."

     1.4 Headings. The headings and sub-headings in this Agreement are inserted
         --------
for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

     1.5 Separate Agreement for Each Fund. This Agreement is drafted, and shall
         --------------------------------
be construed, as a separate agreement between the Director and each of the Funds.

2.   PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED
     --------------------------------------------------------

     2.1 Commencement of Compensation Deferrals. The Director may elect, on a
         --------------------------------------
form provided by, and submitted to, the Secretary of the Funds, to commence Compensation Deferrals under Section 3 hereof for the period beginning on the later of (i) the date this Agreement is executed or (ii) the date such form is submitted to the Secretary of the Funds.

     2.2 Termination of Deferrals. The Director shall not be eligible to make
         ------------------------
Compensation Deferrals after the earliest of the following dates:

          (a) The date on which he ceases to serve as a Director of the Funds;
or

          (b) The effective date of the termination of this Agreement.

3.   COMPENSATION DEFERRALS
     ----------------------

     3.1 Compensation Deferral Elections.
         -------------------------------

          (a) Except as provided below, an executed deferral election on the form described in Section 2.1 hereof, must be filed with the Secretary of the Funds prior to the first day of the Deferral Year to which it applies. The form shall set forth the amount of such Compensation Deferral (in whole percentage amounts). Such election shall continue in effect for all subsequent Deferral Years unless it is canceled or modified as provided below. Notwithstanding the foregoing, any person who is elected or appointed to the Board of Directors during a calendar year may elect before becoming a Director or within 30 days after becoming a Director to defer any unpaid portion of the retainer of such calendar year and the fees for any future meetings during such calendar year by filing an election form with the Secretary of the Funds.

          (b) Compensation Deferrals shall be withheld from each payment of Compensation by the Funds to the Director based upon the percentage amount elected by the Director under Section 3.1(a) hereof.

          (c) The Director may cancel or modify the amount of his Compensation Deferrals on a prospective basis by submitting to the Secretary of the Funds a revised Compensation Deferral election form. Subject to the provisions of
Section 4.2 hereof, such change will be effective as of the first day of the Deferral Year following the date such revision is submitted to the Secretary of the Funds.

     3.2 Valuation of Deferral Account.
         -----------------------------

          (a) The Fund shall establish a bookkeeping Deferral Account to which will be credited an amount equal to the Director's Compensation Deferrals under this Agreement. Compensation Deferrals shall be allocated to the Deferral Account on the first business day following the date such Compensation Deferrals are withheld from the Director's Compensation and shall be deemed invested pursuant to Section 3.3, below. The Deferral Account shall be debited to reflect any distributions from such Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

          (b) As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Account is invested in the manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Director's Deferral Account.

     3.3 Investment of Deferral Account Balance.
         --------------------------------------

          (a) (1) The Director may select, from various options made available by the Funds, the investment media in which all or part of his Deferral Account shall be deemed to be invested. The investment media available to the Director as of the date of this Agreement are listed on Appendix B hereto.

               (2) The Director shall make an investment designation on a form provided by the Secretary of the Funds which shall remain effective until another valid designation has been made by the Director as herein provided. The Director may amend his investment designation as of the end of each calendar quarter by giving written direction to the Secretary of the Funds at least thirty (30) days prior to the end of such calendar quarter. A timely change to a Director's investment designation shall become effective on the first day of the calendar quarter following receipt by the Secretary of the Funds.

               (3) Any changes to the investment media to be made available to the Director, and any limitation on the maximum or minimum percentages of the Director's Deferral Account that may be invested in any particular investment media, shall be communicated from time-to-time to the Director by the Secretary of the Funds.

          (b) Except as provided below, the Director's Deferral Account shall be deemed to be invested in accordance with his investment designations, provided such designations conform to the provisions of this Section. If:

               (1) the Director does not furnish the Secretary of the Funds with complete, written investment instructions, or

               (2) the written investment instructions from the Director are unclear,

then the Director's election to make Compensation Deferrals hereunder shall be held in abeyance and have no force and effect, and he shall be deemed to have designated Nations Treasury Fund for all prior Compensation Deferrals until such time as the Director shall provide the Secretary of the Funds with complete investment instructions. Notwithstanding the above, the Board of Directors, in its sole discretion, may disregard the Director's election and determine that all Compensation Deferrals shall be deemed to be invested in a fund determined by the Board of Directors. In the event that any fund under which any portion of the Director's Deferral Account is deemed to be invested ceases to exist, such portion of the Deferral Account thereafter shall be held in the successor to such fund or, if none, Nations Treasury Fund, subject in each case to subsequent investment designations.

          The use of the returns on the investment media to determine the amount of the earnings credited to a Director's Deferral Account is subject to regulatory approval. Until such approval is received, the Compensation Deferrals of a Director under this Agreement shall be continuously credited with earnings in an amount determined by multiplying the balance credited to the Deferral Account by an interest rate equal to the yield on 90-day U.S. Treasury Bills.

          The Fund shall provide an annual statement to the Director showing such information as is appropriate, including the aggregate amount in the Deferral Account, as of a reasonably current date.

4.   DISTRIBUTIONS FROM DEFERRAL ACCOUNT
     -----------------------------------

     4.1 In General. Distributions from the Director's Deferral Account shall be
         ----------
paid in cash, in generally equal quarterly installments over a period of five
(5) years beginning on the first day of the first calendar quarter following the later of (i) the quarter in which the Director attains age 65 or (ii) the quarter in which the Director terminates service as a Director of the Funds, except that the Board of Directors, in its sole discretion, may accelerate or extend the distribution of such Deferral Account after the Director's termination of service as a Director of the Funds. For purposes of this Section, termination of service shall include retirement, death, disability (defined as an inability to participate in meetings of the Board of Directors, either in person or by telephone, for a period of at least nine (9) consecutive months) or any other voluntary or involuntary termination of his service as a Director of the Funds. Notwithstanding the first sentence of this Section, in the event of the liquidation, dissolution or winding up of the Funds or the distribution of all or substantially all of the Funds' assets and property (for this purpose a sale, conveyance or transfer of all or substantially all of the Funds' assets and property to a trust, partnership, association or corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of the Funds shall not be deemed a liquidation, dissolution or winding up of the Funds or such a distribution), all unpaid amounts in the Deferral Account as of the effective date thereof shall be paid in a lump sum on such transaction's effective date.

     4.2 Termination of Agreement. The Director may elect to terminate this
         ------------------------
Agreement at any time and, at the time of termination of this Agreement, may elect to receive unpaid amounts in his Deferral Account in generally equal quarterly installments over a period of five (5) years commencing either at the time specified in Section 4.1 or commencing with the first calendar quarter beginning after the first anniversary of the date on which the election to terminate is filed with the Secretary of the Funds. A Director who elects to terminate a Deferred Compensation Agreement with the Funds pursuant to this
Section 4.2 shall not be eligible to enter into a new Deferred Compensation Agreement with the Funds to be effective to defer Compensation earned from the Funds for the year in which the termination occurs or the next succeeding calendar year.

     4.3 Death Prior to Complete Distribution of Deferral Account. Upon the
         --------------------------------------------------------
death of the Director prior to the commencement of the distribution of the amounts credited to his Deferral Account, the balance of such Account shall be distributed to his Beneficiary in a lump sum as soon as practicable after the Director's death. In the event of the death of the Director after the commencement of such distribution, but prior to the complete distribution of his Deferral Account, the balance of the amounts credited to his Deferral Account shall be distributed to his Beneficiary over the remaining period during which such amounts were distributable to the Director under Section 4.1 hereof. Notwithstanding the above, the Board of Directors, in its sole discretion, may accelerate the distribution of the Deferral Account upon the death of a Director.

     4.4 Designation of Beneficiary. For purposes of Section 4.3 hereof, the
         -------------------------
Director's Beneficiary shall be the person or persons so designated by the Director in a written instrument submitted to the Secretary of the Funds. In the event the Director fails to properly designate a Beneficiary, his Beneficiary shall be the person or persons in the first of the following classes of successive preference Beneficiaries surviving at the death of the Director: the Director's (i) surviving spouse or (ii) estate.

5.   AMENDMENT AND TERMINATION
     -------------------------

     5.1 The Board of Directors may at any time in its sole discretion amend or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the right of Directors to receive amounts previously credited to their Deferral Accounts. Upon any amendment of the Plan, the Funds and the Director shall execute such amendment or restatement of this Agreement as may be appropriate to evidence the Plan amendment. Any such restatement of this Agreement shall supersede any prior version of the Agreement, but shall not supersede any prior deferral election form, investment direction form or beneficiary designation form.

6.   MISCELLANEOUS
     -------------

     6.1 Rights of Creditors.
         -------------------

          (a) This Agreement is unfunded. Neither the Director nor any other persons shall have any interest in any specific asset or assets of any Fund by reason of any Deferral Account hereunder, nor any rights to receive distribution of his Deferral Account except as and to the extent expressly provided hereunder. The Funds shall not be required to purchase, hold or dispose of any investments pursuant to this Agreement; however, if in order to cover its obligations hereunder the Funds elect to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the Funds, subject to the claims of its general creditors and no person other than the Funds shall by virtue of the provisions of this Agreement have any interest in such assets other than an interest as a general creditor.

          (b) The rights of the Director and the Beneficiaries to the amounts held in the Deferral Account are unsecured and shall be subject to the creditors of the Funds. With respect to the payment of amounts held under the Deferral Account, the Director and his Beneficiaries have the status of unsecured creditors of the Funds. This Agreement is executed on behalf of the Funds by an officer of the Funds as such and not individually. Any obligation of any Fund hereunder shall be an unsecured obligation of the Fund and not of any other person.

     6.2 Agents. The Funds may employ agents and provide for such clerical,
         ------
legal, actuarial, accounting, advisory or other services as the Funds deem necessary to perform their duties under this Agreement. The Funds shall bear the cost of such services and all other expenses they incur in connection with the administration of this Agreement.

     6.3 Liability and Indemnification. Except for its own gross negligence,
         -----------------------------
willful misconduct or willful breach of this Agreement, each Fund shall be indemnified and held harmless by the Director against liability or losses occurring in connection with this Agreement by reason of any act or omission of the Fund or any other person.

     6.4 Incapacity. If a Fund shall receive evidence satisfactory to it that
         ----------
the Director or any Beneficiary entitled to receive any benefit under this Agreement is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Director or Beneficiary and that no guardian, committee or other representative of the estate of the Director or Beneficiary shall have been duly appointed, the Fund may make payment of such benefit otherwise payable to the Director or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     6.5 Cooperation of Parties. All parties to this Agreement and any person
         ----------------------
claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

     6.6 Governing Law. This Agreement is made and entered into in the State of
         -------------
North Carolina and all matters concerning its validity, construction and administration shall be governed by the laws of that State.

     6.7 No Guarantee of Directorship. Nothing contained in this Agreement shall
         ----------------------------
be construed as a guaranty or right of any Director to be continued as a Director of one or more of the Funds (or of a right of a Director to any specific level of Compensation) or as a limitation of the right of any of the Funds, by shareholder action or otherwise, to remove any of their Directors.

     6.8 Counsel. Any Fund may consult with legal counsel with respect to the
         -------
meaning or construction of this Agreement, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

     6.9 Spendthrift Provision. The Director's and Beneficiaries' interests in
         ---------------------
the Deferral Account shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charges and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any portion of any such right hereunder be in any manner payable to any assignee, receiver or trustee, or be liable for such person's debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.

     6.10 Notices. For purposes of this Agreement, notices and all other
          -------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, addressed to the Director at the home address set forth in the Funds' records and to the Funds at their principal place of business, provided that all notices to the Funds shall be directed to the attention of the Secretary of the Funds or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     6.11 Entire Agreement. This Agreement contains the entire understanding
          ----------------
between each Fund and the Director with respect to the payment of non-qualified elective deferred compensation by the Funds to the Director.

     6.12 Interpretation of Agreement. Interpretation of, and determinations
          ---------------------------
related to, this Agreement made by the Funds in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and the Funds shall not incur any liability to the Director for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

     6.13 Successors and Assigns. This Agreement shall be binding upon, and
          ----------------------
shall inure to the benefit of, each Fund and its successors and assigns and to the Director and his heirs, executors, administrators and personal representatives.

     6.14 Severability. In the event any one or more provisions of this
          ------------
Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

     6.15 Execution of Counterparts. This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       NATIONS FUND TRUST
                                       NATIONS FUND, INC.
                                       NATIONS RESERVES
                                       NATIONS MASTER INVESTMENT TRUST
                                       NATIONS FUNDS TRUST


                                          By:
--------------------------------             -----------------------------------
Witness                                        Name:
                                               Title:


--------------------------------          --------------------------------------
Witness                                   Director

                                   APPENDIX A
                                   ----------

                                  LIST OF FUNDS

Nations Fund Trust
Nations Fund, Inc.
Nations Reserves
Nations Master Investment Trust
Nations Funds Trust

                                   APPENDIX B
                                   ----------

                        LIST OF ELIGIBLE INVESTMENT MEDIA

Nations Fund Trust
------------------

Nations Aggressive Growth Fund
Nations Bond Fund
Nations Capital Growth Fund
Nations LargeCap Growth Fund
Nations Managed Index Fund
Nations MidCap Growth Fund
Nations Short-Intermediate Government Fund
Nations Short-Term Income Fund
Nations SmallCap Index Fund
Nations Strategic Growth Fund
Nations Strategic Income Fund
Nations Value Fund

Nations Fund, Inc.
------------------

Nations Prime Fund
Nations Treasury Fund
Nations Equity Income Fund
Nations Small Company Fund

Nations Reserves
----------------

Nations Blue Chip Fund
Nations Convertible Securities Fund
Nations Emerging Markets Fund
Nations Intermediate Bond Fund
Nations International Equity Fund
Nations International Value Fund

Nations Funds Trust
-------------------

Nations Asset Allocation Fund
Nations Classic Value Fund
Nations FinancialServices Fund
Nations Global Value Fund
Nations Government Securities Fund
Nations High Yield Bond Fund
Nations LargeCap Value
Fund Nations Marsico 21st Century Fund

-------------------------------

Nations Marsico Focused Equities Fund
Nations Marsico Growth & Income Fund
Nations Marsico International Opportunities Fund
Nations MidCap Index Fund
Nations MidCap Value Fund

                         DEFERRED COMPENSATION AGREEMENT
                             DEFERRAL ELECTION FORM
                             ----------------------

TO:       Secretary of the Funds

FROM:

DATE:

          With respect to the Deferred Compensation Agreement (the "Agreement")
dated as of                   , 2002 by and between the undersigned and the
            --------------- --
Nations Funds, I hereby make the following election:

          Deferral of Compensation
          ------------------------

          Starting with Compensation to be paid to me with respect to services provided by me to the Funds after the date this election form is provided to the Funds, and for all period thereafter (unless subsequently amended by way of a
new election form), I hereby elect that       percent (_____%) of my
                                        -----
Compensation (as defined under the Agreement) be deferred and that the Funds establish a bookkeeping account credited with amounts equal to the amount so deferred (the "Deferral Account"). The Deferral Account shall be further credited with income equivalents as provided under the Agreement. Each Compensation Deferral (as defined in the Agreement) shall be deemed invested as of the end of the calendar quarter during which such Compensation Deferral is withheld from my Compensation.

          I understand that the amounts held in the Deferral Account shall remain the general assets of the Funds and that, with respect to the payment of such amounts, I am merely a general creditor of the Funds. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

          I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. Dated as of the day and year first above written.

WITNESS:                                          DIRECTOR:


------------------------------------             -------------------------------


WITNESS:                                         RECEIVED:


------------------------------------             -------------------------------



------------------------------------             THE FUNDS


                                                 By:
                                                    ----------------------------
                                                 Date:
                                                      --------------------------

                         DEFERRED COMPENSATION AGREEMENT
                            INVESTMENT DIRECTION FORM
                            -------------------------

TO:       Secretary of the Funds

FROM:

DATE:

          With respect to the Deferred Compensation Agreement (the "Agreement")
dated as of                  , 2002 by and between the undersigned and the
            ------------- ---
Funds, I hereby elect that my Deferral Account under the Agreement be considered to be invested as follows (in multiples of 5%, with a minimum percentage allocation of 10% per designated investment media):

INVESTMENT MEDIA NAME                            PERCENTAGE ALLOCATION
---------------------                            ---------------------
                                                              %
------------------------------------                    ------
                                                              %
------------------------------------                    ------
                                                              %
------------------------------------                    ------
                                                              %
------------------------------------                    ------
                                                              %
------------------------------------                    ------

       TOTAL                                               100%

          I acknowledge that I may amend this Investment Direction in the manner, and at such time, as permitted under the Agreement. Furthermore, I acknowledge that, pursuant to Section 3.3(b) of the Agreement, the Board of Directors has reserved the right to disregard the elections made above to consider my Deferral Account to be deemed to be invested in a fund of its choosing and that each Compensation Deferral (as defined in the Agreement) shall be deemed invested as of end of the calendar quarter during which such Compensation Deferral is withheld from my compensation.

WITNESS:                                         DIRECTOR:


------------------------------------             -------------------------------


WITNESS:                                         RECEIVED:


------------------------------------             -------------------------------


------------------------------------             THE FUNDS


                                                 By:
                                                    ----------------------------
                                                 Date:
                                                      --------------------------

                         DEFERRED COMPENSATION AGREEMENT
                          BENEFICIARY DESIGNATION FORM
                          ----------------------------

TO:       Secretary of the Funds

FROM:

DATE:

          With respect to the Deferred Compensation agreement (the "Agreement")
dated as of                 , 2002 by and between the undersigned and the Funds,
            ------------ ---
I hereby make the following beneficiary designations:

I.   Primary Beneficiary
     -------------------

          I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts held in my Deferral Account under the Agreement. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

----------------------------------------------------------------------
Name                                   Relationship


----------------------------------------------------------------------
Address


----------------------------------------------------------------------
City                 State             Zip


II.  Secondary Beneficiary
     ---------------------

          In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as my Secondary Beneficiary(ies) to receive death benefits under the Agreement. In the event I am survived by more than one

Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:

----------------------------------------------------------------------
Name                                   Relationship


----------------------------------------------------------------------
Address


----------------------------------------------------------------------
City                 State             Zip


          I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.

WITNESS:                                         DIRECTOR:


------------------------------------             -------------------------------


WITNESS:                                         RECEIVED:


------------------------------------             -------------------------------


------------------------------------             THE FUNDS


                                                 By:
                                                    ----------------------------
                                                 Date:
                                                      --------------------------